UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  March 1, 2012

WELLCARE HEALTH PLANS, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-32209	47-0937650
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)
8735 Henderson Road, Renaissance One
	Tampa, Florida	33634
	(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (813) 290-6200

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02                      Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

2012 Annual Cash Incentive Plan and Related Performance Goals

On March 1, 2012, the Compensation Committee (the “Committee”) of the Board of Directors of WellCare Health Plans, Inc. (the “Company”) established performance goals for fiscal year 2012 under the WellCare Health Plans, Inc. Amended and Restated Annual Cash Bonus Plan (“Annual Cash Bonus Plan”) consisting of: adjusted earnings per share; adjusted selling, general and administrative expense ratio; results of external regulatory audits; NCQA accreditation status; and member and provider survey results (collectively, the “2012 STI Performance Goals”).  Achievement of the 2012 STI Performance Goals will be determined in the sole discretion of the Committee.

The target amount of each of our executive officers’ annual cash incentive award will be based on a pre-established percentage of each executive’s base salary as in effect on December 31, 2012, subject to  proration based on the portion of the year the executive is employed, in the case of an executive hired during 2012, or based on the executive’s annualized base salary and target percentage in effect prior to a change and the annualized base salary and target percentage in effect after a change, in the case of an executive who receives a target adjustment after the Company’s annual compensation review process in February 2012.  Target amounts will then be increased (not to exceed 150% of the executive’s target amount) or decreased based on the degree to which the Committee, in its sole discretion, determines the 2012 STI Performance Goals have been achieved; provided that the Committee in its discretion may determine not to award any payout if it determines minimum levels of performance are not achieved.

Notwithstanding the specific 2012 STI Performance Goals established for fiscal year 2012, in making a determination as to whether or not awards will be paid, and the amounts of award payments, if any, the Committee may take into consideration factors, including, but not limited to, unanticipated events, acquisition and expansion costs, non-recurring and extraordinary items, and other equitable factors, as determined by the Committee in its discretion.

The foregoing description does not purport to be a complete description of the parties’ rights and obligations under the above-referenced Annual Cash Bonus Plan.  The above description is qualified in its entirety by reference to the Annual Cash Bonus Plan, which is incorporated herein by reference as Exhibit 10.1 to this Current Report on Form 8-K.

Approval of 2012 Performance Stock Unit Awards

On March 1, 2012, the Committee established performance goals for awards of performance stock units issued under the WellCare Health Plans, Inc. 2004 Equity Incentive Plan (the “Equity Plan”) to certain key employees of the Company and its subsidiaries, including the Company’s executive officers, for the three-year performance period ending December 31, 2014 (the “2012 PSU Awards”), consisting of: return on equity; operating margin; Medicare STARs results; and Medicaid quality results (collectively, the “2012 LTI Performance Goals”).  The 2012 PSU Awards are subject to the terms of the Performance Stock Unit Award Notice and Agreement and the Performance Stock Unit Award Agreement previously approved by the Committee, and vest on March 1, 2015 subject to the achievement of the 2012 LTI Performance Goals.

The foregoing description does not purport to be a complete description of the parties’ rights and obligations under the above-referenced Performance Stock Unit Award Notice and Agreement, Performance Stock Unit Agreement or Equity Plan.  The above description is qualified in its entirety by reference to the form of Performance Stock Unit Award Notice and Agreement, form of Performance Stock Unit Agreement and Equity Plan, which are incorporated herein by reference as Exhibits 10.2, 10.3 and 10.4 to this Current Report on Form 8-K.

Item 9.01        Financial Statements and Exhibits.

(d)   Exhibits.

		Incorporated by Reference
Exhibit Number	Description	Form	Filing Date with SEC	Exhibit Number
10.1	Amended and Restated Annual Cash Bonus Plan	8-K	December 20, 2010	10.8
10.2	Form of Performance Stock Unit Award Notice and Agreement under the Registrant’s 2004 Equity Incentive Plan (adopted February 13, 2012)	8-K	February 17, 2012	10.1
10.3	Form of Performance Stock Unit Award Agreement under the Registrant’s 2004 Equity Incentive Plan (adopted February 13, 2012)	8-K	February 17, 2012	10.2
10.4	2004 Equity Incentive Plan	10-Q	August 13, 2004	10.4

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 7, 2012	WELLCARE HEALTH PLANS, INC. /s/Lisa G. Iglesias
Lisa G. Iglesias Senior Vice President, General Counsel and Secretary

EXHIBIT INDEX

		Incorporated by Reference
Exhibit Number	Description	Form	Filing Date with SEC	Exhibit Number
10.1	Amended and Restated Annual Cash Bonus Plan	8-K	December 20, 2010	10.8
10.2	Form of Performance Stock Unit Award Notice and Agreement under the Registrant’s 2004 Equity Incentive Plan (adopted February 13, 2012)	8-K	February 17, 2012	10.1
10.3	Form of Performance Stock Unit Award Agreement under the Registrant’s 2004 Equity Incentive Plan (adopted February 13, 2012)	8-K	February 17, 2012	10.2
10.4	2004 Equity Incentive Plan	10-Q	August 13, 2004	10.4